Performance Technologies, Incorporated and Subsidiaries
Exhibit 11 - Computation of Earnings Per Share
For the Three and Nine Months Ending September 30, 1996 and 1995


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                                                    Three Months Ended            Nine Months Ended
                                                     September 30,                  September 30,
                                                1996            1995             1996              1995
                                             -----------     -----------        ----------       -----------


Weighted average common and common share equivalents:

Weighted average common shares
  outstanding during the period               4,788,000       3,058,000         4,752,000         3,053,000

Weighted average common
  share equivalents                             156,000         227,000           164,000           227,000
                                             -----------     -----------        -----------      ------------

                                              4,944,000       3,285,000          4,916,000         3,280,000
                                             ===========     ===========        ===========      ============


Net Income                                     $912,000        $677,000         $2,719,000        $1,634,000
                                             ===========     ===========        ===========      ============

Earnings per share:
   Income from continuing operations              $0.18           $0.20              $0.55             $0.50
                                             -----------     -----------    ---------------    --------------
   Loss from discontinued operations                                                                   (0.01)
                                             -----------     -----------    ---------------    --------------
   Net income                                     $0.18           $0.20              $0.55             $0.49
                                             -----------     -----------    ---------------    --------------

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